SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

CURTISS WRIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.

10 Waterview Boulevard Parsippany, New Jersey	07054
Address of Principal Executive Offices	Zip Code

Registrant’s telephone number, including area code: (973) 541-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 1, 2013, the registrant provided the attached presentation to its significant shareholders and their shareholder advisory groups to better explain changes on the registrant’s executive compensation program. This presentation was consistent with the disclosure provided in the registrant’s proxy statement. The significant changes to the registrant’s compensation programs and practices are as follows:

2012 Compensation Practices	Changes for 2013
• Target pay shift to 50th %ile for similar sized peers – NEOs STI/LTI targets reduced and adjusted over 3 years to meet 50th %ile	• No change from 2012

• NEO Individual weighting 20% of STI goal	• No change from 2012

• Annual Incentive Financial Measures – Relative Op. Inc. Margin vs. Peers – Cash Flow from Ops. Conversion vs. Peers	• Annual Incentive Financial Measures – Operating Income vs. target – Operating Cash Flow vs. target

• LT Incentive Mix – 0% Options – 30% RSUs – 30% PSUs – 40% Cash-Based PUs	• LT Incentive Mix – 0% Options – 30% RSUs – 40% PSUs – 30% Cash-Based PUs

• PSU Measures – TSR vs. Peers	• No change from 2012

• Cash-Based PU measures – ROC vs. Peers – Sales Growth vs. Peers	• Cash-Based PU measures – Return on Net Assets (RONA) vs. target – Sales Growth vs. target

• CEO voluntarily forfeited single trigger Change in Control (CIC) provision • Eliminated future CIC agreements with excise tax gross-ups	• No change from 2012

• Commitment to keep burn rate close to 2%	• No change from 2012

A copy of the Compensation Presentation is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99. Compensation Presentation dated April 1, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION

	By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: April 1, 2013

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Compensation Presentation dated April 1, 2013.
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